Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2006 (the “Report”) by Southside Bancshares, Inc. (“Registrant”), each of the undersigned hereby certifies that:

1.               The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: May 4, 2006	By:	/s/ B. G. HARTLEY
B. G. Hartley
Chairman of the Board and Chief Executive Officer

Date: May 4, 2006	By:	/s/ LEE R. GIBSON
Lee R. Gibson, CPA
Executive Vice President and Chief Financial Officer